UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Unum Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 9, 2013

Dear Fellow Shareholder,

We have previously sent to you proxy materials for the Annual Meeting of Shareholders of Unum Group to be held on May 23, 2013. According to our latest records, we have not yet received your vote. Your Board of Directors recommends that shareholders vote FOR all of the proposals on the agenda.

Your vote is important, no matter how many or how few shares you own. If you have not already done so, please vote your shares today—by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your cooperation.

Sincerely,

Susan N. Roth

Vice President, Transactions, SEC and Corporate Secretary

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.